ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                          PROVENCE CAPITAL CORPORATION

                                    ARTICLE I
                                      NAME
                                      ----

         The name of this corporation is PROVENCE CAPITAL CORPORATION


                                    ARTICLE II
                                     PURPOSE
                                     -------

            To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.


                                   ARTICLE III
                                  CAPITAL STOCK

         This corporation is authorized to issue 10,000,000 shares of common stock.

         The common stock of the corporation shall have the following characteristics:

                     (a)     Par value shall be $.0O1 per share.

                     (b) At all meetings of the stockholders the common stockholders shall be entitled to cast one (1) vote for each share of common stock owned. That a common stockholder is interested in a matter to be voted upon shall not disqualify him from voting thereon.

                     (c) Except as otherwise provided by law, the entire voting power for the election of the directors and for all other purposes shall be vested exclusively in the holders of the outstanding common stock.

                                   ARTICLE IV
                                TERM OF EXISTENCE
                                -----------------

         This corporation shall have perpetual existence commencing on the date of filing of these Articles of Incorporation with the Secretary of State of the State of Florida.

                                    ARTICLE V
                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

         The street address of the initial registered office of this corporation is 22154 Martella Ave., Boca Raton, FL 33433, and the name of the initial registered agent of this corporation is Peter Goldstein.

                                   ARTICLE VI
                            INITIAL PRINCIPAL OFFICE
                            ------------------------

         The initial principal office and mailing address of this corporation is 22154 Martella Ave., Boca Raton, FL 33433. The Board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.


                                   ARTICLE VII
                            INITIAL BOARD OF DIRECTORS
                            -------------------------


         This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less that one (1). The name and address of the initial director of this corporation are:

         Peter Goldstein               22154 Martella Ave., Boca Raton, FL 33433

                                  ARTICLE VIII
                                    AMENDMENT
                                    ---------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

                                  ARTICLE IX
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles is: Peter Goldstein, 22154 Martella Ave., Boca Raton, FL 33433

         IN WITNESS WHEREOF, undersigned subscriber and registered agent has executed these Articles of Incorporation this 30th day of November, 1999.


                                               /s/ Sean P. King
                                               -------------------------------
                                               Sean P. King
                                               Subscriber and Registered Agent

    STATE OF FLORIDA                           )
                                               )SS
    COUNTY OF PALM BEACH                       )

         BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Peter Goldstein, known to me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.


                                                  /s/ David J. Novak
                                                  -------------------------
                                                  NOTARY PUBLIC
                                                  State of Florida at Large


My Commission Expires:

Notary Public      DAVID J. NOVAK
                   MY COMMISSION # CC747843
                   EXPIRES: June 2, 2002
                   Bonded Thru Notary Public Underwriters


                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------

         Having been designated to accept service of process for the above-stated corporation, at the place set forth herein above, I hereby accept such designation and agree to act in such capacity and to comply with all provisions of Section 607.0501 and 607.0505 Florida Statutes.





                                                  By: /s/ Peter Goldstein
                                                      -----------------------
                                                          Peter Goldstein
                                                          Registered Agent